As Filed Pursuant to 424(b)(5)
Registration No. 333-251502
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Common Stock, $0.01 par value	5,434,782 (2)	$5.52	$29,999,996.64	$3,273.00
Pre-Funded Warrant to purchase Common Stock	5,434,782	$5.52(2)	—(2)	—(2)
Total	—	—	$29,999,996.64	$3,273.00

(1)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”). Payment of the registration fee at the time of filing of the registrant’s Registration Statement on Form S-3 (File No. 333-251502) on December 18, 2020 was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act and is paid herewith.

(2)
Represents the sum of the sale price of $5.51 and the exercise price of $0.01 per share of common stock issuable pursuant to the pre-funded warrant. Pursuant to Securities and Exchange Commission staff interpretation, the entire fee for the pre-funded warrant is allocated to the underlying common stock.

PROSPECTUS SUPPLEMENT
(To Prospectus Dated December 18, 2020)
ImmunoGen, Inc.
Pre-Funded Warrant to Purchase up to 5,434,782 Shares of Common Stock
We are offering directly to RA Capital Healthcare Fund, L.P. (the “Investor”) a pre-funded warrant to purchase up to 5,434,782 shares of our common stock, par value $0.01 per share (the “Common Stock”). This prospectus supplement also relates to the offering of the shares of Common Stock issuable upon exercise of the pre-funded warrant. The pre-funded warrant will have an exercise price of $0.01 per share of our Common Stock. The aggregate consideration for the pre-funded warrant is $29,945,648.82, or $5.51 per share of Common Stock underlying the warrant, which, together with the per share exercise price, is equal to $5.52, the closing price of our Common Stock as reported on the Nasdaq Global Select Market (“Nasdaq”) on August 4, 2021, the date we and the Investor first discussed a potential investment. The pre-funded warrant will be exercisable on or after the date of issuance. For a more detailed description of the pre-funded warrant, see the section entitled “Description of the Securities We Are Offering — Pre-Funded Warrant” beginning on page S-6 of this prospectus supplement.
Our Common Stock is listed on Nasdaq under the symbol “IMGN”. On August 10, 2021, the closing price of our Common Stock as reported on Nasdaq was $5.62 per share. There is no established public trading market for the pre-funded warrant, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the pre-funded warrant on any national securities exchange or other nationally recognized trading system.
Investing in our securities involves a high degree of risk. See “RISK FACTORS” on page S-4.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.
The date of this Prospectus Supplement is August 11, 2021

PROSPECTUS SUPPLEMENT
PROSPECTUS DATED DECEMBER 18, 2020

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus relates to part of a “shelf” registration statement that was initially filed with the Securities and Exchange Commission (the “SEC”) on December 18, 2020. This prospectus supplement and the accompanying prospectus include or incorporate by reference important information about us, our pre-funded warrant, our Common Stock and other matters you should know before investing. You should read both this prospectus supplement and the accompanying prospectus as well as additional information described under “Where You Can Find More Information” in this prospectus supplement before making an investment decision.
You should rely only on the information contained in or incorporated or deemed to be incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectuses we provide you. We have not authorized anyone to provide you with information that is in addition to, or different from, that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have provided you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell securities in any jurisdiction where such offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than as of the date of the applicable document. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.
This prospectus supplement may add to, update or change the information in the accompanying prospectus or the documents incorporated by reference herein. If information in this prospectus supplement is inconsistent with information in the accompanying prospectus or the documents incorporated by reference herein, this prospectus supplement will apply and will supersede that information in the accompanying prospectus or the documents incorporated by reference herein.
Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus supplement to “ImmunoGen,” “the Company,” “we,” “us,” “our” and similar names refer to ImmunoGen, Inc.

PROSPECTUS SUPPLEMENT SUMMARY
The following is a summary of selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before buying our securities. You should read this entire prospectus supplement and accompanying prospectus carefully, as well as the documents incorporated by reference and any free writing prospectuses we provide to you, including the information referred to under the heading “Risk Factors”.
IMMUNOGEN
Overview
We are a clinical-stage biotechnology company focused on developing the next generation of antibody-drug conjugates (“ADCs”) to improve outcomes for cancer patients. By generating targeted therapies with enhanced anti-tumor activity and favorable tolerability profiles, we aim to disrupt the progression of cancer and offer patients more good days. We call this our commitment to “target a better now.”
An ADC with our proprietary technology comprises an antibody that binds to a target found on tumor cells and is conjugated to one of our potent anti-cancer agents as a “payload” to kill the tumor cell once the ADC has bound to its target. ADCs are an expanding approach to the treatment of cancer, with eleven approved products and the number of agents in development growing significantly in recent years.
We have established a leadership position in ADCs with a portfolio of differentiated product candidates to address both solid tumors and hematological malignancies.
Corporate Information
ImmunoGen was organized as a Massachusetts corporation in March 1981. Our principal offices are located at 830 Winter Street, Waltham, Massachusetts 02451, and our telephone number is (781) 895-0600. We maintain a web site at www.immunogen.com, where certain information about us is available. Please note that the information contained on the website is not a part of this prospectus supplement.

THE OFFERING
Common Stock to be outstanding after this offering
207,839,712 shares if the pre-funded warrant offered hereby is exercised in full.
Pre-funded warrant offered by us
We are offering directly to the Investor a pre-funded warrant to purchase up to 5,434,782 shares of Common Stock, which will be exercisable beginning on the date of issuance, subject to an ownership limitation, at an exercise price per share equal to equal to $0.01. For additional information regarding the pre-funded warrant, see “Description of the Securities We Are Offering — Pre-Funded Warrant.” This prospectus supplement also relates to the offering of the shares of Common Stock issuable upon exercise of the pre-funded warrant.
Listing
Our Common Stock is listed on the Nasdaq Global Select Market under the symbol “IMGN.” There is no established public trading market for the pre-funded warrant and we do not expect a market to develop. In addition, we do not intend to apply for listing of the pre-funded warrant on any national securities exchange or other nationally recognized trading system.
Use of proceeds
We intend to use the net proceeds from the sale of the pre-funded warrant offered by this prospectus supplement to fund our operations, including, but not limited to, clinical trial activities, supply of drug substance and drug product, pre-commercialization and commercialization activities and working capital. See “Use of Proceeds.”
Risk factors
See “Risk Factors” on page S-4 of this prospectus supplement and on page 5 of the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in our securities.
The number of shares of Common Stock to be outstanding after this offering is based on 202,404,930 shares of common stock outstanding as of August 9, 2021. It does not include:
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21,526,190 shares of our common stock issuable upon exercise of stock options outstanding as of August 9, 2021 under our stock option plans as of that date, at a weighted average exercise price of $6.31 per share;

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523,484 shares of our common stock issuable upon redemption of deferred stock units by non-employee directors outstanding as of August 9, 2021;

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2,133 shares of our common stock issuable upon the vesting of restricted stock units outstanding as of August 9, 2021;

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10,774,320 shares of our common stock available as of August 9, 2021 for future grant or issuance pursuant to our stock-based plans for employees, directors, and consultants; and

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1,253,364 shares of our common stock available as of August 9, 2021 for future issuance under our employee stock purchase plan.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully consider all of the information in this prospectus supplement and the accompanying prospectus, including the risks and uncertainties described below, and all other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before you decide whether to purchase our securities. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the trading price of our Common Stock could decline and you could lose all or part of your investment.
Risks Related to the Pre-Funded Warrant and this Offering
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our results of operations or enhance the value of our Common Stock. Our failure to apply these funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow, and could cause the price of our Common Stock to decline.
There is no public market for the pre-funded warrant in this offering.
There is no established public trading market for the pre-funded warrant being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the pre-funded warrant on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the pre-funded warrant will be limited.
Any holder of the pre-funded warrant will have no rights as common stockholder until such holder exercises its pre-funded warrant and acquires our Common Stock.
Until the holder of the pre-funded warrant exercises its pre-funded warrant and acquires shares of our Common Stock, such holder will have no rights with respect to the shares of our Common Stock underlying such pre-funded warrant. Upon exercise of the pre-funded warrant, the holder will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.
A significant holder or beneficial holder of our Common Stock may not be permitted to exercise the pre-funded warrant that it holds.
A holder of the pre-funded warrant will not be entitled to exercise any portion of the pre-funded warrant that, upon giving effect to such exercise, would cause the aggregate number of shares of our Common Stock beneficially owned by such holder (together with its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the holder for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to exceed 9.99% of the total number of then issued and outstanding shares of Common Stock, as such percentage ownership is determined in accordance with the terms of the pre-funded warrant and subject to such holder’s rights under the pre-funded warrant to increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from such holder to us. As a result, you may not be able to exercise your pre-funded warrant for shares of our Common Stock at a time when it would be financially beneficial for you to do so. In such a circumstance, you could seek to sell your pre-funded warrant to realize value, but you may be unable to do so in the absence of an established trading market.

USE OF PROCEEDS
We estimate that our net proceeds from the sale of the pre-funded warrant offered pursuant to this prospectus supplement will be approximately $29.8 million after deducting estimated offering expenses that are payable by us. We anticipate that the net proceeds from the sale of the pre-funded warrant offered under this prospectus supplement will be used to fund our operations, including, but not limited to, clinical trial activities, supply of drug substance and drug product, pre-commercialization and commercialization activities and working capital.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING
Pre-Funded Warrant
We are offering a pre-funded warrant to purchase up to 5,434,782 shares of Common Stock.
The following is a summary of the material attributes and characteristics of the pre-funded warrant. The form of pre-funded warrant will be provided to the Investor in this offering and will be filed as an exhibit to a Current Report on Form 8-K with the SEC in connection with this offering. The following summary is subject in all respects to the provisions contained in the pre-funded warrant.
The pre-funded warrant entitles the holder thereof to purchase shares of our Common Stock at an exercise price equal to $0.01 per share. The pre-funded warrant will be exercisable at any time beginning on the date of issuance. The number of shares of our Common Stock issuable upon exercise of pre-funded warrant is subject to adjustment upon certain corporate events, including certain stock dividends and splits, combinations, reclassifications and certain other events.
The holder of the pre-funded warrant may exercise the pre-funded warrant by delivering an exercise notice, completed and duly signed, and payment in cash of the exercise price for the number of shares of our Common Stock for which the pre-funded warrant is being exercised. The holder of the pre-funded warrant may also satisfy its obligation to pay the exercise price through a “cashless exercise,” in which the holder receives the net value of the pre-funded warrant in shares of Common Stock determined according to the formula set forth in the pre-funded warrant.
Upon the holder’s exercise of the pre-funded warrant, we will issue the shares of Common Stock to which the holder is entitled pursuant to such exercise within three trading days after the exercise date.
A holder of the pre-funded warrant will not be entitled to exercise any portion of the pre-funded warrant that, upon giving effect to such exercise, would cause the aggregate number of shares of our Common Stock beneficially owned by such holder (together with its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the holder for purposes of Section 13(d) of the Exchange Act) to exceed 9.99% of the total number of then issued and outstanding shares of Common Stock, as such percentage ownership is determined in accordance with the terms of the pre-funded warrant and subject to such holder’s rights under the pre-funded warrant to increase or decrease such percentage to any other percentage not in excess of 19.99% upon at least 61 days’ prior notice from such holder to us.
There is no established public trading market for the pre-funded warrant and we do not expect a market to develop. In addition, we do not intend to apply for listing of the pre-funded warrant on any national securities exchange or other nationally recognized trading system.
ImmunoGen shall initially serve as the warrant agent under the pre-funded warrant.
The pre-funded warrant does not confer upon the holder any voting or other rights as stockholders of the Company.
Common Stock
This prospectus supplement also relates to the offering of the shares of Common Stock issuable upon exercise of the pre-funded warrant.
The material terms and provisions of our Common Stock are described under the caption “Description of Common Stock” starting on page 6 of the accompanying prospectus.

PLAN OF DISTRIBUTION
We have agreed to sell directly to the Investor the pre-funded warrant offered by this prospectus supplement to purchase up to 5,434,782 shares of our Common Stock. The aggregate consideration for the pre-funded warrant is $29,945,648.82, or $5.51 per share of Common Stock underlying the warrant, which, together with the per share exercise price of $0.01, is equal to $5.52, the closing price of our Common Stock as reported on Nasdaq on August 4, 2021, the date we and the Investor first discussed a potential investment.
No underwriters or agents were engaged by us for this transaction. We estimate the total expenses of this offering that will be payable by us will be approximately $175,000. We have entered into a securities purchase agreement directly with the Investor in connection with this offering. The securities purchase agreement contains certain representations, warranties and covenants for the benefit of the parties to the securities purchase agreement and should not be relied upon by any of our investors who are not parties to the agreement, nor should any such investor rely upon any descriptions thereof as characterizations of the actual state of facts or condition. Such investors are not third-party beneficiaries under the securities purchase agreement.
The purchase and sale of the pre-funded warrant under the securities purchase agreement (and the shares issuable upon exercise of the pre-funded warrant) are being registered pursuant to our shelf registration statement on Form S-3 (File No. 333-251502), as to which this prospectus supplement relates.
The foregoing description of the securities purchase agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the securities purchase agreement, a copy of which will be attached to a Current Report on Form 8-K in connection with this offering.

DIVIDEND POLICY
We have never paid cash dividends on our Common Stock. We currently anticipate that we will retain any future earnings and do not anticipate paying any cash dividends in the foreseeable future.

LEGAL MATTERS
The validity of the pre-funded warrant (and shares of Common Stock issuable upon exercise of the pre-funded warrant) offered by this prospectus supplement will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts.

EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of our internal control over financial reporting as of December 31, 2020, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Exchange Act and file annual, quarterly, and current reports, proxy statements, and other information with the SEC. SEC filings are available at the SEC’s web site at www.sec.gov.
This prospectus supplement and accompanying prospectus are only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omit certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document.
We also maintain a website at www.immunogen.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information we have filed with the SEC, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is a part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, any document or portion of a document that is deemed not to be filed) after the initial filing of the accompanying prospectus that contains this prospectus and prior to the time that we sell all of the securities offered by this prospectus supplement or otherwise terminate this offering:
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our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed on March 1, 2021;

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our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2021, filed on May 10, 2021, and for the fiscal quarter ended June 30, 2021, filed on July 30, 2021;

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our Current Report on Form 8-K, filed on June 17, 2021;

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the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 from our Proxy Statement on Schedule 14A, filed on April 28, 2021; and

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the description of our capital stock contained in our Registration Statement on Form 8-A, filed on September 25, 1989, as amended by Amendment No. 1 thereto, filed on November 15, 1989, under the Exchange Act, including amendments or reports filed for the purpose of updating such description.

You may obtain documents incorporated by reference into this prospectus supplement at no cost by requesting them in writing or telephoning us at the following address:
Investor Relations
830 Winter Street
Waltham, MA 02451
(781) 895-0600
info@immunogen.com
These filings are also made available, free of charge, on our website at www.immunogen.com. The information contained in, and that can be accessed through, our website is not incorporated into and does not form a part of this prospectus supplement.

PROSPECTUS
COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS
UNITS

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, any combination of the securities in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of the debt securities, common stock upon conversion of the preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants. In addition, this prospectus may be used to offer securities for the account of persons other than us. We will provide you with specific terms of any offering in one or more supplements to this prospectus. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “IMGN.” On December 17, 2020, the last reported sale price of our common stock was $7.50 per share. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 5 of this prospectus under the caption “Risk Factors.” We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.”
Our securities may be sold directly to investors, through agents designated from time to time or to or through underwriters or dealers. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 18, 2020.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in units, may be offered in one or more offerings. This prospectus provides you with a general description of the securities that may be offered. Each time a type or series of securities is offered under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.
This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. You should carefully read this prospectus, the applicable prospectus supplements, the information and documents incorporated herein by reference, and the additional information under the heading “Where You Can Find More Information” before making an investment decision.
You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.
We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty, or covenant to you. Moreover, such representations, warranties, or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus, and any documents incorporated by reference, the document with the most recent date will control.
Unless the context otherwise requires, “ImmunoGen,” “the Company,” “we,” “us,” “our” and similar names refer to ImmunoGen, Inc. and our subsidiaries.
Our trademarks include, without limitation, our name and corporate logo. Other service marks, trademarks, and trade names contained in this prospectus, any prospectus supplement, or the documents incorporated by reference herein and therein are the property of their respective owners.

PROSPECTUS SUMMARY
The following is a summary of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements, and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplements. Investing in our securities involves risks. Therefore, carefully consider the risk factors in any prospectus supplements and in our most recent annual, quarterly and current reports and other filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results, and financial condition, as well as adversely affect the value of an investment in our securities.
About ImmunoGen, Inc.
We are a clinical-stage biotechnology company focused on developing the next generation of antibody-drug conjugates, or ADCs, to improve outcomes for cancer patients. By generating targeted therapies with enhanced anti-tumor activity and favorable tolerability profiles, we aim to disrupt the progression of cancer and offer patients more good days. We call this our commitment to “target a better now.”
An ADC with our proprietary technology comprises an antibody that binds to a target found on tumor cells and is conjugated to one of our potent anti-cancer agents as a “payload” to kill the tumor cell once the ADC has bound to its target. ADCs are an expanding approach to the treatment of cancer, with multiple approved products and the number of agents in development growing significantly in recent years.
We have established a leadership position in ADCs with a portfolio of differentiated product candidates to address both solid tumors and hematological malignancies.
Our lead program is mirvetuximab soravtansine, a first-in-class investigational ADC targeting folate receptor alpha, or FRα, a cell-surface protein overexpressed in several epithelial tumors, including ovarian, endometrial, and non-small-cell lung cancers.
We are pursuing two pivotal trials of mirvetuximab: SORAYA, a single-arm clinical trial that, if successful, could lead to accelerated approval of mirvetuximab; and MIRASOL, a randomized Phase 3 clinical trial that, if successful, could lead to full approval of mirvetuximab. We are actively enrolling both studies and expect to report top-line data from SORAYA in the third quarter of 2021 and top-line data from MIRASOL in 2022. If SORAYA is successful, we expect to submit an application for accelerated approval of mirvetuximab in the applicable patient population to the U.S. Food and Drug Administration, or FDA, during the second half of 2021 and, thereafter, to seek full approval on the basis of the confirmatory Phase 3 trial, MIRASOL.
Beyond our anticipated monotherapy indication, we are generating data with mirvetuximab in combination with other agents to expand into earlier lines of ovarian cancer therapy. To this end, we published data at the American Society of Clinical Oncology (ASCO) 2020 annual meeting and the European Society for Medical Oncology (ESMO) 2020 Congress showing encouraging anti-tumor activity and favorable tolerability profiles for mirvetuximab as a doublet with bevacizumab at ASCO and as a triplet with carboplatin and bevacizumab at ESMO. With the benefit of these data, we are working to define the best path forward to label expansion with mirvetuximab in combination regimens. Finally, we are supporting an investigator-sponsored study of mirvetuximab plus carboplatin, which we expect to start in early 2021.
In October 2020, we entered into a collaboration and license agreement with Hangzhou Zhongmei Huadong Pharmaceutical Co., Ltd., or Huadong, a subsidiary of Huadong Medicine Co., Ltd., under which Huadong will exclusively develop and commercialize mirvetuximab in the People’s Republic of China, Hong Kong, Macau, and Taiwan.
As part of our ongoing development efforts, we have generated a new class (indolinobanzodiazepines) of cytotoxic payloads that we refer to as IGNs. Our IGNs are designed to alkylate DNA without cross-linking, which has provided a broad therapeutic index in preclinical models. Specifically, IGN ADCs have retained the anti-tumor potency of crosslinking drugs with less toxicity to normal cells in in vitro and animal models.

IMGN632 is an investigational ADC comprised of a high-affinity antibody designed to target CD123 with site-specific conjugation to our most potent IGN payload. We are advancing IMGN632 in clinical trials for patients with acute myeloid leukemia, or AML, and blastic plasmacytoid dendritic cell neoplasm, or BPDCN. In October 2020, we announced that the FDA granted Breakthrough Therapy designation for IMGN632 for the treatment of patients with relapsed or refractory BPDCN and the FDA and the European Medicines Agency have each granted IMGN632 Orphan Drug Designation in BPDCN. In December 2020, updated data were presented at the American Society of Hematology (ASH) Annual Meeting, demonstrating a favorable safety profile and encouraging monotherapy activity for IMGN632 in BPDCN. Furthermore, we have worked closely with the FDA to define a path to approval in BPDCN. Based on FDA guidance, we have moved forward with a pivotal cohort of up to 20 newly-diagnosed BPDCN patients and expect to complete enrollment and generate top-line data from that cohort within the next 12 to 18 months, with a biologics license application submission expected in 2022.
We continue to advance select preclinical programs, led by IMGC936. IMGC936 is an investigational ADC in co-development with MacroGenics, Inc., or MacroGenics, designed to target ADAM9, an enzyme overexpressed in a range of solid tumors and implicated in tumor progression and metastasis. The Investigational New Drug application, or IND, for IMGC936 was accepted by the FDA in the second quarter of 2020 and we have begun enrolling patients in the Phase 1 study.
Additionally, we presented encouraging preclinical data on our next generation anti-folate receptor alpha candidate, IMGN151, at the American Academy of Cancer Research Virtual Annual Meeting II in June 2020. This ADC moved into preclinical development in the second quarter of 2020 and we expect to file the IND for IMGN151 in the second half of 2021.
Collaborating on ADC development with other companies allows us to generate revenue, mitigate expenses, enhance our capabilities, and extend the reach of our proprietary platform. Our most advanced partner program is Roche’s marketed product, Kadcyla®. Our ADC technology is also used in candidates in clinical development with several other partners. We have evolved our partnering approach to pursue relationships where we can gain access to technology and complementary capabilities, such as our technology swap with CytomX Therapeutics, Inc., as well as co-development and co-commercialization opportunities, such as our relationship with MacroGenics.
Risk Factor Summary
Investing in our securities involves a high degree of risk. Below is a summary of material factors that make an investment in our securities speculative or risky. Importantly, this summary does not address all of the risks that we face. Additional discussion of the risks summarized in this risk factor summary, as well as other risks that we face, can be found under the heading “Risk Factors” below in this prospectus and contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.
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We have a history of operating losses and expect to incur significant additional operating losses and may never be profitable.

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If we are unable to obtain additional funding when needed, we may have to delay or scale back some of our programs or grant rights to third parties to develop and market our product candidates.

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A pandemic, epidemic, or outbreak of an infectious disease, such as the COVID-19 pandemic, may materially and adversely affect our business and our financial results.

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If our ADC technology does not produce safe, effective, and commercially viable products or if such products fail to obtain or maintain FDA approval, our business will be severely harmed.

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Clinical trials for our product candidates and those of our collaborators will be lengthy and expensive, and their outcome is uncertain.

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If our product candidates or those of our collaborators do not gain market acceptance, our business will suffer.

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If our collaborators fail to perform their obligations under our agreements with them, or determine not to continue with clinical trials for particular product candidates, our business could be severely affected.

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If our product requirements for clinical trials are significantly higher than we estimated, the inability to procure additional antibody production, conjugation, or fill/finish services in a timely manner could impair our ability to initiate or advance our clinical trials.

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We are currently contractually required to obtain all of the DM4 used in mirvetuximab from a single third-party manufacturer, and any delay or interruption in such manufacturer’s operations could impair our ability to advance preclinical and clinical trials and commercialization of our product candidates and our collaborators’ products candidates.

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We currently rely on, and expect to continue to rely on, third-party manufacturers to produce our antibodies, linkers, payloads, drug substance, and drug product, and any delay or interruption in such manufacturers’ operations could impair our ability to advance clinical trials and commercialization of our product candidates.

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If we are unable to protect our intellectual property rights adequately, the value of our technology and our product candidates could be diminished.

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We may incur substantial costs as a result of litigation or other proceedings relating to patent and other intellectual property rights held by third parties and we may be unable to protect our rights to, or to commercialize, our product candidates.

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Any inability to license proprietary technologies or processes from third parties that we use in connection with the development and manufacture of our product candidates may impair our business.

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We and our collaborators are subject to extensive government regulations and we and our collaborators may not be able to obtain necessary regulatory approvals.

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Our and our collaborators’ product candidates will remain subject to ongoing regulatory review even if they receive marketing approval. If we or our collaborators fail to comply with regulations applicable to approved products, these approvals could be lost and the sale of our or our collaborators’ products could be suspended.

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Failure to comply with the Foreign Corrupt Practices Act and other similar anti-corruption laws and anti-money laundering laws, as well as export control laws, customs laws, sanctions laws, and other laws governing our operations could subject us to significant penalties and damage our reputation.

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We may be subject to, or may in the future become subject to, U.S. federal and state and foreign laws and regulations imposing obligations on how we collect, use, disclose, store, and process personal information. Our actual or perceived failure to comply with such obligations could result in liability or reputational harm and adversely affect our business. Ensuring compliance with such laws could also impair our efforts to maintain and expand our customer base, and thereby decrease our revenue.

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Our stock price may be volatile and fluctuate significantly and results announced by us and our collaborators or competitors could cause our stock price to decline.

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The potential sale of additional shares of our common stock may cause our stock price to decline.

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We do not intend to declare or pay cash dividends on our common stock in the foreseeable future.

Corporate Information
We were organized as a Massachusetts corporation in March 1981. Our principal offices are located at 830 Winter Street, Waltham, Massachusetts 02451, and our telephone number is (781) 895-0600. We maintain a web site at www.immunogen.com, where certain information about us is available. Please note that the information contained on the website is not a part of this prospectus.

RISK FACTORS
Investing in our securities involves risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in us. Before deciding on investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties, and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K, which is on file with the SEC and is incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by subsequent quarterly and current reports we file with the SEC. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus and the documents we have filed with the SEC that are incorporated herein by reference contain such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.
Words such as “may,” “anticipate,” “estimate,” “expects,” “projects,” “intends,” “plans,” “believes,” “tracking” and words and terms of similar substance used in connection with any discussion of future operating or financial performance, identify forward-looking statements. Forward-looking statements represent management’s present judgment regarding future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks include, but are not limited to, risks and uncertainties regarding our preclinical studies, our ability to conduct clinical trials of our product candidates and the results of such trials, as well as risks and uncertainties relating to litigation, government regulation and third-party reimbursement, economic conditions, markets, products, competition, intellectual property, services and prices, key employees, future capital needs, dependence on our collaborators and their ability to develop ADCs utilizing our technology, and other factors. Please also see the discussion of risks and uncertainties under “Risk Factors” contained in this prospectus, any supplements to this prospectus, our most recent annual report on Form 10-K, as revised or supplemented by subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments thereto, and other filings with the SEC and which are incorporated herein by reference.
In light of these assumptions, risks, and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events, or otherwise. All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

USE OF PROCEEDS
Except as provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities by us through this prospectus for general corporate purposes. Except as provided in the applicable prospectus supplement, we will not receive any proceeds if securities are sold by a selling securityholder. Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.
DESCRIPTION OF COMMON STOCK
We are authorized to issue 300,000,000 shares of common stock, par value $.01 per share. On December 17, 2020, we had 194,709,705 shares of common stock outstanding and approximately 344 shareholders of record.
The following summary of certain provisions of our common stock does not purport to be complete. You should refer to our restated articles of organization and our amended and restated by-laws, both of which are included as exhibits to the registration statement we have filed with the SEC in connection with this offering. The summary below is also qualified by provisions of applicable law.
General
Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All shares of common stock outstanding as of the date of this prospectus and, upon issuance and sale, all shares of common stock that we may offer pursuant to this prospectus, will be fully paid and nonassessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.
The Nasdaq Global Select Market
Our common stock is listed for quotation on the Nasdaq Global Select Market under the symbol “IMGN.” On December 17, 2020, the last reported sale price of our common stock was $7.50 per share.
DESCRIPTION OF PREFERRED STOCK
We are authorized to issue 5,000,000 shares of preferred stock, par value $.01 per share. As of December 17, 2020, no shares of our preferred stock were issued and outstanding. The following summary of certain provisions of our preferred stock does not purport to be complete. You should refer to our restated articles of organization and our amended and restated by-laws, both of which are included as exhibits to the registration statement we have filed with the SEC in connection with this offering. The summary below is also qualified by provisions of applicable law.
General
Our board of directors may, without further action by our shareholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series, including voting rights, dividend rights, and redemption and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock.

Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution, or winding-up of our company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer, or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management. Upon the affirmative vote of our board of directors, without shareholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock.
If a specific series of preferred stock is offered under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:
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the title and stated value;

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the number of shares offered, the liquidation preference per share, and the purchase price;

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the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

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whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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the procedures for any auction and remarketing, if any;

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the provisions for a sinking fund, if any;

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the provisions for redemption, if applicable;

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any listing of the preferred stock on any securities exchange or market;

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whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

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whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

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voting rights, if any, of the preferred stock;

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a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock;

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the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution, or winding up of the affairs of ImmunoGen; and

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any material limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution, or winding up of ImmunoGen.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that may be offered under this prospectus. While the terms we have summarized below will apply generally to any future debt securities that may be offered pursuant to this prospectus, we will describe the particular terms of any debt securities that may be offered in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under that prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.
Under this prospectus, debt securities, which may be senior or subordinated, may be sold from time to time, in one or more offerings. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, which includes this prospectus. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture, or the Trust Indenture Act. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.
The following summaries of material provisions of the senior debt securities, the subordinated debt securities, and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.
General
Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in United States dollars or foreign currencies or units based on or relating to United States dollars or foreign currencies, including euros. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.
We will describe in each prospectus supplement the following terms relating to a series of debt securities:
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the title;

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the aggregate principal amount and any limit on the amount that may be issued;

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the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

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whether we will issue the series of debt securities in global form, the terms of any global securities, and who the depositary will be;

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the maturity date and the date or dates on which principal will be payable;

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the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

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whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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the terms of the subordination of any series of subordinated debt;

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the place or places where payments will be payable;

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our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

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the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

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whether the indenture will restrict our ability to pay dividends or will require us to maintain any asset ratios or reserves;

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whether we will be restricted from incurring any additional indebtedness;

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a discussion on any material or special United States federal income tax considerations applicable to a series of debt securities;

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the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
Conversion or Exchange Rights
We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction
The indentures may not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets will be required to assume all of our obligations under the indentures or the debt securities, as appropriate.
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.
Events of Default Under the Indenture
The following will be events of default under the indentures with respect to any series of debt securities that we may issue:
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if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

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if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

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if we fail to observe or perform any other covenant relating to such series contained in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

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if specified events of bankruptcy, insolvency, or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency, or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.
If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.
Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the debenture trustee or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:
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the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:
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the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

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the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

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the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request, and offer.

These limitations will not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.
Modification of Indenture; Waiver
The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:
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to fix any ambiguity, defect, or inconsistency in the indenture; and

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to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

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extending the fixed maturity of the series of debt securities;

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reducing the principal amount, reducing the rate of or extending the time of payment of interest, or a premium payable upon the redemption of any debt securities;

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reducing the principal amount of discount securities payable upon acceleration of maturity;

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making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

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reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Discharge
Each indenture will provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:
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register the transfer or exchange of debt securities of the series;

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replace stolen, lost or mutilated debt securities of the series;

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maintain paying agencies;

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hold monies for payment in trust;

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compensate and indemnify the trustee; and

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appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we will have to deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange, and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.
At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
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issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

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register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee
The debenture trustee other than during the occurrence and continuance of an event of default under the applicable indenture, will undertake to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses, and liabilities that it might incur.
Payment and Paying Agents
Unless we indicate otherwise in the applicable prospectus supplement, on any interest payment date, we will pay the interest on any debt securities to the person in whose name such debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay the principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities
Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.
DESCRIPTION OF WARRANTS
Warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately may be offered, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that may be offered. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement to the warrants.
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:
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the specific designation and aggregate number of, and the price at which the warrants will be issued;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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the designation, amount, and terms of the securities purchasable upon exercise of the warrants;

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if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

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if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

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if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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whether the warrants will be issued in fully registered form or bearer form, in definitive or global form, or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

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any applicable material United States federal income tax consequences;

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if applicable, the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, or other agents;

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the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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the anti-dilution provisions of the warrants, if any;

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any redemption or call provisions;

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whether the warrants are to be sold separately or with other securities as parts of units; and

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any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF UNITS
Units consisting of common stock, preferred stock, debt securities and/or warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series may be offered. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the prospectus supplements related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to an amendment to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, as applicable, the form of unit agreement and any supplemental agreements that describe the terms of the series of units being offered before the issuance of the related series of units.
We may evidence each series of units by unit certificates that would issue under a separate agreement that we may enter into with a unit agent. Each unit agent, if one is appointed, will be a bank or trust company that we select. We will indicate the name and address of the unit agent, if one is appointed, in the applicable prospectus supplement relating to a particular series of units.
SELLING SECURITYHOLDERS
Selling securityholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire, securities in various private or other transactions. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The purchasers of our securities, as well as their transferees, pledges, donees, or successors, all of whom we refer to as “selling securityholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement. The applicable prospectus supplement will set forth the name of each of the selling securityholders and the number of shares of our common stock or other relevant securities beneficially owned by such selling securityholders that are covered by such prospectus supplement.
CERTAIN PROVISIONS OF MASSACHUSETTS LAW AND OF THE COMPANY’S ARTICLES OF ORGANIZATION AND BY-LAWS
Anti-Takeover Provisions under Massachusetts law and our Massachusetts Articles of Organization and By-laws
Provisions of Massachusetts law and our restated articles of organization and amended and restated by-laws contain other provisions that are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of our company unless such takeover or change in control is approved by our board of directors.
These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.
Massachusetts statutory business combinations provisions.   We are subject to Chapter 110F of the Massachusetts General Laws, an anti-takeover law. In general, this statute prohibits a publicly-held Massachusetts corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless (i) the interested stockholder obtains the approval of the board of directors prior to becoming an interested stockholder, (ii) the interested stockholder acquires 90% of the outstanding voting stock of the corporation (excluding shares held by certain affiliates of the corporation) at the time it becomes an interested stockholder, or (iii) the business combination is approved by both the board of directors and the holders of two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder). Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or at any time within the prior three years did own) 5% or more of the outstanding voting stock of the corporation. A “business combination” includes a merger, a stock or asset sale, and certain other transactions resulting in a financial benefit to the interested shareholders.
Massachusetts General Laws Chapter 110D, entitled “Regulation of Control Share Acquisitions,” in general provides that any shareholder of a company subject to this statute who acquires 20% or more of the outstanding voting stock of a company may not vote such stock unless the shareholders of the company so authorize. Although our amended and restated by-laws currently exclude us from this statute, the board of directors may amend our by-laws to subject us to this statute prospectively.
Chapter 110C of the Massachusetts General Laws requires the person commencing a takeover bid to file certain information with the Secretary of the Commonwealth and the target company and provides that a bidder who fails to disclose its intent to gain control over a target corporation prior to acquiring 5% of the target company’s stock is precluded from making any takeover bid for a period of one year after crossing the 5% threshold.
Blank check preferred stock.   Our restated article of organization allows our board of directors to issue shares of preferred stock without the approval of our shareholders, which is referred to as “blank check” preferred stock. The effects of such issuance, among other things, could include the dilution in the voting power of our common stock if the preferred stock has voting rights and the reduction or restriction in the rights of holders of our common stock to receive a payment in the event of any liquidation, dissolution or winding-up of our company. In some circumstances, the issuance of shares of preferred stock may render more difficult or expensive or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management. In addition, the board of directors could also utilize the shares of preferred stock in order to adopt a shareholder rights plan, or “poison pill,” which could have the effect of discouraging or delaying a takeover of the company.
Advance notice provisions for shareholder proposals and shareholder nominations of directors.   Our amended and restated by-laws provide that, for nominations to the board of directors or for other business to be properly brought by a shareholder before a meeting of shareholders, the shareholder must first have given timely notice of the proposal in writing to our Secretary. For an annual meeting, a shareholder’s notice generally must be delivered not less than 45 days nor more than 75 days prior to the anniversary of the mailing date of the proxy statement for the previous year’s annual meeting. For special meetings called to elect directors, a shareholder’s notice must generally be delivered not less than 60 days (or ten days after public disclosure of the meeting date if later) nor more than 90 days prior to the meeting. Detailed requirements as to the form of the notice and information required in the notice are specified in the amended and amended and restated by-laws. If it is determined that business was not properly brought before a meeting in accordance with our amended and restated by-laws, such business will not be conducted at the meeting. Although our by-laws do not give our board of directors the power to approve or disapprove shareholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our by-laws may have the effect of precluding the conduct of some business at a meeting if the proper procedures are not followed or may discourage or defer a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.
Classified board of directors.   Section 8.06(b) of the Massachusetts Business Corporation Act provides that unless a company decides otherwise, the terms of directors of a public Massachusetts company shall be staggered by dividing the directors into three groups, as nearly equal in number as possible, with only one group of directors being elected each year. Sections 8.06(d) and (e) of the Massachusetts Business Corporation Act provide that when directors are so classified, (i) shareholders may remove directors only for cause, (ii) the number of directors shall be fixed only by the vote of the board of directors, (iii) vacancies and newly created directorships shall be filled solely by the affirmative vote of a majority of the remaining directors, and (iv) a decrease in the number of directors will not shorten the term of any incumbent director. Our board of directors opted out of this staggered board of directors requirement, and all of our directors currently serve for one-year terms and are elected annually. Under Section 8.06(c)(2) of the Massachusetts Business Corporation Act, our board of directors may opt into the staggered board of directors requirements of Section 8.06(b) and application of Sections 8.06(d) and (e). If the board of directors opts into this structure, these provisions are likely to increase the time required for shareholders to change the composition of the board of directors. For example, in general, at least two annual meetings would be necessary for shareholders to effect a change in a majority of the members of the board of directors. The provision for a classified board could prevent a party who acquires control of a large portion of our outstanding common stock from obtaining control of our board of directors until our second annual shareholders’ meeting following the date the acquirer obtains the stock interest. The classified board provision could have the effect of discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us and could increase the likelihood that incumbent directors will retain their positions.
Shareholders can only act by unanimous written consent and restrictions are in place as to who can call a special meeting of shareholders.   Although our restated articles of organization and amended and restated by-laws allow our shareholders to act by written consent, such written consent must be signed by all shareholders entitled to vote on the matter approved. This significantly restricts the ability of our shareholders to act by written consent and essentially provides that our shareholders may only act at a duly called shareholders’ meeting. In addition, special meetings of the shareholders may be called only by our President, our board of directors, and one or more shareholders holding at least 40% of our voting stock.
Limitations on Liability and Indemnification of Officers and Directors
Our restated articles of organization and amended and restated by-laws limit the liability of our officers and directors to the fullest extent permitted by the Massachusetts Business Corporation Act and provides that we will indemnify them to the fullest extent permitted by such law.
LEGAL MATTERS
Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts, will pass upon the validity of the issuance of the securities offered by this prospectus.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of our internal control over financial reporting as of December 31, 2019, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and file annual, quarterly, and current reports, proxy statements, and other information with the SEC. SEC filings are available at the SEC’s web site at http://www.sec.gov.
This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.
We also maintain a website at www.immunogen.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.
INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with them, which means that we can disclose important information in this prospectus by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the following documents (unless otherwise noted, the SEC file number for each of the documents listed below is 000-17999):
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our Annual Report on Form 10-K for the year ended December 31, 2019, filed on March 11, 2020;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on May 5, 2020;

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our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, filed on August 5, 2020;

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our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed on November 6, 2020;

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our Current Reports on Form 8-K, filed on January 22, 2020 (other than Item 7.01), January 23, 2020 (other than Item 7.01), January 27, 2020, February 14, 2020 (with respect to Item 5.05), June 18, 2020, July 2, 2020, July 22, 2020, September 25, 2020, October 13, 2020, October 19, 2020 (other than Item 7.01), October 26, 2020, December 7, 2020 (other than Item 7.01), December 11, 2020, and December 18, 2020;

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the portions of our definitive proxy statement on Schedule 14A, filed on April 28, 2020, that are deemed “filed” with the SEC under the Exchange Act;

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the description of our capital stock contained in our registration statement on Form 8-A, filed on September 25, 1989, as amended by Amendment No. 1 thereto, filed on November 15, 1989, under the Exchange Act, including amendments or reports filed for the purpose of updating such description; and

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all of the filings that we make pursuant to the Exchange Act, until all of the securities to which this prospectus relates have been sold or the offering is otherwise terminated, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not considered “filed” under the Exchange Act, which filings will be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, before the date any offering under this prospectus is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus.
Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the request of any such person, a copy of any or all of the information incorporated herein by reference (exclusive of exhibits to such documents unless such exhibits are specifically incorporated by reference herein). Requests, whether written or oral, for such copies should be directed to ImmunoGen, Inc., Attention: Investor Relations, 830 Winter Street, Waltham, Massachusetts 02451, (781) 895-0600.
You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Pre-Funded Warrant to Purchase up to 5,434,782 Shares of Common Stock
PROSPECTUS SUPPLEMENT
August 11, 2021